UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2011
SOURCEFIRE, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-33350 (Commission File No.)	52-2289365 (IRS Employer Identification No.)

9770 Patuxent Woods Drive
Columbia, Maryland 21046
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 410-290-1616
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Material Amendment to Material Definitive Agreement
     On May 20, 2011, Sourcefire, Inc. (the “Company”) and Netronome Systems Inc. (“Netronome”) entered into Amendment No. 1 (“Amendment No. 1”) to the Amended and Restated Original Equipment Manufacturer Agreement entered into as of May 10, 2010 between the Company and Netronome (the “Agreement”), pursuant to which the Company purchases or licenses from Netronome components used in the Company’s products. Under the terms of Amendment No. 1, the Company agreed to pay to Netronome a one-time fee of $11 million, covering the five-year period from January 1, 2011 through December 31, 2015, for maintenance and support services provided by Netronome related to all Covered Products, as defined in Amendment, purchased or licensed from Netronome by the Company or third parties that manufacture products on behalf of the Company. The one-time fee replaces the prior fee arrangement for maintenance and support services under the Agreement, which provided for the payment by the Company of fees for maintenance and support services on an annual, per unit basis.
     The foregoing is a summary description of certain terms of Amendment No. 1, does not purport to be complete, and is qualified in its entirety by reference to the full text of Amendment No. 1, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2011, and the Agreement, which was filed as Exhibit 10.2 to the Company’s Form 10-Q for the quarter ended June 30, 2010.
Item 5.07. Submission of Matters to a Vote of Security Holders.
Annual Meeting of Stockholders
     At the Sourcefire, Inc. 2011 Annual Meeting of Stockholders held on May 26, 2011, the Company’s stockholders voted on each of the four matters, as proposed in the proxy materials filed with the Securities and Exchange Commission on April 5, 2011, as follows:
     Election of Directors
     John C. Burris, Tim A. Guleri and Martin F. Roesch were elected as directors of the Company to serve until the 2014 Annual Meeting of Stockholders as follows:

	For	Withheld	Broker Non-Votes
John C. Burris	24,280,871	520,230	1,914,275
Tim A. Guleri	24,275,181	525,920	1,914,275
Martin F. Roesch	24,257,641	543,460	1,914,275
     Advisory Vote on Executive Compensation
     The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure, as follows:

For	Against	Abstain	Broker Non-Votes

24,334,793	433,385	32,923	1,914,275

     Advisory Vote on the Frequency of Holding an Advisory Vote on Executive Compensation
     The Company’s stockholders selected, on an advisory basis, the option of once every one year as the preferred frequency with which the Company is to hold a stockholder vote to approve, on an advisory basis, the compensation of the named executive officers, as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

16,437,761	43,458	8,288,762	31,120	1,914,275
     Following the 2011 Annual Meeting of Stockholders, the Board of Directors of the Company determined that, consistent with the vote of the stockholders, the Company would hold a stockholder vote once every year to approve, on an advisory basis, the compensation of its named executive officers.
     Ratification of Selection of Independent Auditors
     The ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011 was approved as follows:

For	Against	Abstain

26,449,816	239,260	26,300

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	Sourcefire, Inc.
	By:	/s/ Douglas W. McNitt
Douglas W. McNitt
General Counsel and Secretary